CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated January 9, 2001 on General Municipal Money Market Fund (one of the series of General Municipal Money Market Funds, Inc.), which is incorporated by reference in this Registration Statement (Form N-1A No. 2-77767) of General Municipal Money Market Funds, Inc.





                                     [ERNST & YOUNG LLP SIGNATURE LOGO]


New York, New York
March 26, 2001